Exhibit 99.1

Developing clinical stage small molecule therapeutics to treat hormonal and reproductive system disorders

Repros Disclaimer Any statements that are not historical facts contained in this release are forward - looking statements that involve risks and uncertainties, including Repros ' ability to have the partial hold on Proellex ® lifted and to determine a safe and effective dose for Proellex ®, raise needed additional capital on a timely basis in order for it to continue to fund its operations and pursue its development activities, and such other risks which are identified in the Company's most recent Annual Report on Form 10 - K and in any subsequent quarterly reports on Form 10 - Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise.

Product Development Highlights • Focused strategy: small molecule therapeutics for endocrine and reproductive disorders • Two late stage clinical programs with total $5B+ sales potential • Proellex : non - invasive treatment for female reproductive disorders ($5B+ market) – Chronic relief of uterine fibroid symptoms – Fibroid de - bulking – Chronic relief of the symptoms associated with endometriosis • Androxal ® : oral treatment for endocrine disorders ($1B+ market) – Normalization of testosterone (T) levels in treatment of 2 º hypogonadism (most common cause of low T) – Impact of restoration of testicular function on glycemic control in Type II Diabetic men with low testosterone • Substantial clinical progress in the next 12 months

Fibroids and Endometriosis Major Unmet Female Disorders • Benign, monoclonal, hormone sensitive, smooth muscle tumors of the uterus Most common tumor of the female reproductive tract Heavy bleeding / anemia Abdominal pressure / pain / urinary frequency • Affect 20 - 77% of women age 35 – 55 • 600,000 hysterectomies conducted annually in the US • 5% of women of reproductive age • Estimated that 25 - 40% (2 – 4 million) of infertility cases may be due to endometriosis • 71 - 87% in women with chronic pelvic pain • 53% of teenagers with dysmenorrhea • Many women have it without the diagnosis • Unmet medical need – Oc’s , Lupron , Danazol – Laparascopic procedures • High recurrence rate after treatment

Proellex Development Status • Complete Phase 2 Low Dose Trial by Year End – Hold Type B meeting with FDA Q2 - 12 – Commence Phase 3 Study for endometriosis in 2012 • IND for Phase 2 Vaginal Delivery Product for Treatment of Uterine Fibroids Submitted – Expect IND Effective by Year End – Expect Type B meeting with FDA by end of 2012 • Pre - Clinical Package Complete – Includes 2 carcinogenicity studies • Composition of Matter and Use Patents – Patent life to the mid 2020’s

Can Low Dose Proellex Work? 0 20 40 60 80 100 120 140 160 Baseline 1 Month 2 Month 3 Month PBAC Score Phase 2 UF Study Placebo 12.5 mg 0 5 10 15 20 25 30 35 40 45 Placebo 12.5 mg Normal UFSQOL Phase 2 UF Study Symptom Severity 0 10 20 30 40 50 60 70 80 90 100 Placebo Proellex BBSS ( Dysmenorrhea ) Phase 2 Endo Study % of Baseline Pain 0 10 20 30 40 50 60 70 Baseline End of Study % Subjects Using Narcotics Phase 2 Endo Study Placebo Proellex

So Why Pursue Vaginal Delivery? 0 10 20 30 40 50 60 70 80 90 100 Baseline 3 month treatement @ 25mg 4 month treatment @ 50mg % of Fibroid Volume Control 50 mg Oral 12.5 mg Vaginal 0 500 1000 1500 2000 1 mg 3 mg 6 mg 9 mg 12.5 mg 25 mg 50 mg Proellex + Metabolite (ng/ml) Maximum Concentration in Serum Projected Vaginal Cmax Actual Experience

Proellex Summary • Highly Effective Treatment for Both Fibroids and Endometriosis • Large Unaddressed Markets • Growing Patent Estate • Moving to Phase 3

Testosterone Market Continues to Grow 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 1998 2000 2002 2004 2006 2008 2010 2012 $ millions • Current worldwide sales >$1.6B • 25% compound annual growth • US accounts for 75% of global sales • Major pharmaceutical companies have moved to capture US opportunity • Abbott acquired Solvay ( Androgel ), Lilly licensed global rights to Axiron ® Worldwide Testosterone Sales

Causes of Low Testosterone It’s really obesity Primary - Gonadal Low T & Elevated LH • Congenital - Klinefelter’s and variants • Mumps and other viruses • Trauma Secondary Central Low T & Low LH • Pituitary - Hypothalamic • Aging ? • Lupron • Diabetes Mellitus Courtesy of Richard F. Spark MD, FACE Beth Israel Deaconess Medical Center Harvard Medical School

European Male Aging Study Distribution and Selected Characteristics of Men Ages 40 - 70 ( Tajar et al) 0 10 20 30 40 50 60 70 80 90 100 Eugonadal Secondary Hypogonadal Primary Compensated Hypogonadism % of Subjects Age: 58.5 (10.7) BMI: 27.3 TT: 513.4 ng / dL LH: 5.2 U/L Age: 59.4 (10.4) BMI: 30.8 (4.8) TT: 250.9 ng / dL LH: 4.4 U/L Age: 70.0 (9.0) BMI: 29.0 (3.9) TT: 216 ng / dL LH: 18.0 U/L Age: 67.3 (9.9) BMI: 26.8 (3.6) TT: 527.8 LH: 14.1 U/L Data derived from over 3000 men

Traditional HRT May C ontribute to Male I nfertility Testes Hypothalamus / Pituitary Axis • Endogenous estrogen provides n egative feedback • Exogenous testosterone results in decrease or shut down of pituitary secretions • Testicular function decreases or shuts down Leydig Cell Activity Suppressed Spermatogenesis Suppressed Leading to Infertility T ↓ Androxal blocks estrogen at the level of the pituitary

Exogenous T Castrates at the Level of the Pituitary 0 5 10 15 20 25 30 % of Men with Undetectable FSH 0 5 10 15 20 25 30 35 % of Men with Undetectable LH

0 100 200 300 400 500 600 700 Morning TT (ng/dL) Fig. 14: Mean Morning TT Over Time (ZA - 204) 6.25mg Androxal 12.5mg Androxal 25mg Androxal Androgel Screening Baseline Week 2 Week 4 Week 6 Last Dosing Day One Week Follow - up ZA - 204 6 Week Study with 24 hour TT assessment at Baseline and Week 6

Androxal Profiles Favorably vs. Current Gels/Creams

	T Gels/Creams	Androxal
Administration	Applied to Skin	Oral ✓
Controlled Substance	Yes	No ✓
Infertility Risk	Yes	No ✓
Shrinks Testes	Yes	No ✓
Sexual Partner Risk	Yes*	No ✓
Unpredictable Peak Testosterone	Yes	No ✓
Potential for Abuse/Super-Normal Levels	Yes	No ✓
Prostate Effects	Yes	No ✓
Worsens Secondary Hypogonadism	Yes	No ✓

** Included within "Black Box" warning on product label*

Androxal Status • Type C Meeting with DRUP & DMEP this Year • Poised to Move to Phase 3 • Highly Differentiated Product – Potential Metabolic Benefits • Existing & Pending Patents to mid 2020’s

Repros Summary Two Highly Differentiated and Patent Protected Products Addressing Large Markets Poised to Move to Phase 3